EXHIBIT 99.1

[LOGO] I.D. Systems, Inc.(TM)
       Expanding the range of wireless solutions


FOR IMMEDIATE RELEASE

           CONTACTS:    FOR FINANCIAL PRESS            FOR TRADE PRESS
                        -------------------            ---------------
                        Ned Mavrommatis                Greg Smith
                        Chief Financial Officer        Director of Marketing
                        ned@id-systems.com             gsmith@id-systems.com
                        General Phone: 201-996-9000.   General Fax: 201-996-9144


           I.D. SYSTEMS, INC. REPORTS SECOND QUARTER FINANCIAL RESULTS

Hackensack, NJ, August 4, 2004 --

I.D. Systems, Inc. (NASDAQ: IDSY) today announced its financial results for the second quarter ended June 30, 2004. Revenues increased 77% to $3,764,000 compared to revenues of $2,125,000 for the three months ended June 30, 2003. Net income for the quarter increased to $242,000, or $.03 per basic and diluted share, compared to a net loss of $211,000, or ($.03) per basic and diluted share, for the same period last year. The increase in revenues and net income was primarily attributable to continued customer acceptance and demand of the company's patented Wireless Asset Net(TM) system for tracking and managing fleets of industrial equipment.

For the six-month period ended June 30, 2004, revenues increased 73% to $6,469,000 compared to $3,734,000 for the same period in 2003. Net income for the six months ended June 30, 2004 increased to $337,000 compared to a net loss of $596,000 for the same period last year.

"We are very pleased to report another significant increase in revenues and another profitable quarter at I.D. Systems," said Jeffrey Jagid, the company's chairman and chief executive officer. "We continue to expand sales of our core wireless vehicle management technology into key markets, including material handling operations at the plants and distribution centers of Fortune 500 corporations, and the emerging homeland security infrastructure at airports and seaports. I.D. Systems is also making significant progress in the rental fleet market, where a version of our Wireless Asset Net system is demonstrating important benefits in a pilot program with Avis Rent A Car. We look forward to building on our success and leadership in these markets, as well as developing new application solutions, to continue driving product demand and income to higher levels."

"We are gratified that our customers are utilizing I.D. Systems' technology in an effort to improve security, safety, productivity, cost savings, and profitability," added Mr. Jagid, "and I am pleased to note that some of our customers' experiences are portrayed on our newly revised website, www.id-systems.com."

"I.D. Systems continues to adhere successfully to its strategic business plan, balancing rapid growth with cost containment and winning key contracts to fund our research and development investments," said Ned Mavrommatis, I.D. Systems' chief financial officer. "In the second quarter of 2004, we again achieved sequential as well as year-over-year growth of both revenues and net income, and we maintained gross profit margins at 50%. Overall, the company's financial condition remains strong. As of June 30, 2004, I.D. Systems had approximately $9.5 million in cash, cash equivalents and investments, and approximately $10.4 million of working capital, compared to approximately $8.6 million and approximately $8.2 million, respectively, at December 31, 2003."

Selling, general and administrative (SG&A) expenses for the quarter ended June 30, 2004 were $1,434,000 compared to $1,105,000 for the three months ended June 30, 2003 as sales, marketing and customer service payroll expenses increased to support growing sales. As a percentage of revenues, however, SG&A expenses decreased to 38% for the quarter compared to 52% for the three months ended June 30, 2003.

Research and development (R&D) expenditures for the quarter were $283,000, up from $219,000 in the second quarter a year ago. As a percentage of revenues, R&D expenses decreased to 7.5% for the quarter compared to 10.3% for the three months ended June 30, 2003.

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Highlights of the quarter ended June 30, 2004, included:

      o I.D. Systems' wireless vehicle security technology passed a series of key functional tests conducted by the Transportation Security Administration (TSA) and Federal Aviation Administration at Newark Liberty International Airport

      o Managers at the TSA and Port Authority of New York and New Jersey won innovation awards for their adaptation of I.D. Systems' Wireless Asset Net to the airport environment in response to a Department of Homeland Security initiative

      o I.D. Systems leveraged its success at Newark Airport to win another TSA contract -- to deploy a large fleet security system at JAXPORT, the Jacksonville, Fla., seaport -- valued at $1.36 million in 2004 and, at the TSA's discretion, up to an additional $1.35 million in 2005

      o Ford Motor Company issued an order to I.D. Systems for additional industrial vehicle electronic control systems to supplement Ford's previous enterprise-wide order for I.D. Systems technology

      o WinCo Foods, Inc. placed a follow-on order with I.D. Systems for a wireless fleet management system at WinCo's newest distribution center

      o I.D. Systems won a major new customer when Premier Manufacturing Support Services, Inc., a leading service provider for the automotive industry, placed a $300,000 opening order for a wireless industrial fleet management system for one of the world's largest automotive parts manufacturers

      o Avis Rent A Car System, Inc. and I.D. Systems continued to deploy a rental fleet management version of I.D. Systems' Wireless Asset Net on a fleet of 2,000 Avis vehicles in Puerto Rico


                            INVESTOR CONFERENCE CALL

I.D. Systems will be holding a conference call for investors and analysts at 4:45 p.m. Eastern Daylight Time on August 4, 2004. Jeffrey Jagid, chairman and CEO, Kenneth Ehrman, president and COO, Ned Mavrommatis, CFO, and Rick Muntz, EVP of sales and marketing, will discuss the results of the quarter and recent developments. After opening remarks, there will be a question and answer period. The conference call will be broadcast live over the Internet via the Investors section of the company's website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

                               ABOUT I.D. SYSTEMS

Based in Hackensack, New Jersey, I.D. Systems, Inc. is a leading provider of wireless solutions for corporate asset management. I.D. Systems' customers include 3M Company, American Axle, Archer Daniels Midland, DaimlerChrysler,
Deere & Co., Ford Motor Company, General Dynamics, Hallmark Cards, Northrop Grumman, Target Corporation, Walgreen Co., the U.S. Navy, the U.S. Postal Service, and the U.S. Transportation Security Administration, among others. Using local area networks, wide area networks, and the Internet, the company's systems enable management to control and track the location and status of their assets-- from forklifts, tugs and cranes to automobiles and trucks-- in real time. For more information on I.D. Systems, Inc., visit www.id-systems.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competitive products, product demand and market acceptance risks, fluctuations in operating results and other risks detailed from time to time in I.D. Systems' filings with the Securities and Exchange Commission. These risks could cause I.D. Systems' actual results for the current fiscal year and beyond to differ materially from those expressed in any forward looking statements made by, or behalf of, I.D. Systems.

                             -- Tables to Follow --

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

                               I.D. SYSTEMS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                          THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                 JUNE 30,                          JUNE 30,
                                                           2003            2004              2003            2004
                                                       -----------      -----------      -----------      -----------
Revenues                                               $ 2,125,000      $ 3,764,000      $ 3,734,000      $ 6,469,000
Cost of Revenues                                         1,076,000        1,867,000        1,831,000        3,122,000
                                                       -----------      -----------      -----------      -----------

Gross Profit                                             1,049,000        1,897,000        1,903,000        3,347,000
Selling, general and administrative expenses             1,105,000        1,434,000        2,188,000        2,707,000
Research and development expenses                          219,000          283,000          451,000          438,000
                                                       -----------      -----------      -----------      -----------

Income (loss) from operations                             (275,000)         180,000         (736,000)         202,000
Interest income                                             79,000           40,000          165,000           94,000
Interest expense                                           (15,000)         (15,000)         (25,000)         (33,000)
Other income                                                  --             37,000             --             74,000
                                                       -----------      -----------      -----------      -----------

NET INCOME (LOSS)                                      $  (211,000)     $   242,000      $  (596,000)     $   337,000
                                                       ===========      ===========      ===========      ===========

NET INCOME (LOSS) PER SHARE - BASIC                    $     (0.03)     $      0.03      $     (0.09)     $      0.05
                                                       ===========      ===========      ===========      ===========

                                                       ===========      ===========      ===========      ===========
NET INCOME (LOSS) PER SHARE - DILUTED                  $     (0.03)     $      0.03      $     (0.09)     $      0.04
                                                       ===========      ===========      ===========      ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC       6,833,000        7,335,000        6,819,000        7,253,000
                                                       ===========      ===========      ===========      ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING -

DILUTED                                                  6,833,000        8,634,000        6,819,000        8,374,000
                                                       ===========      ===========      ===========      ===========

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                               I.D. SYSTEMS, INC.
                            CONDENSED BALANCE SHEETS

                                                                December 31, 2003   JUNE 30, 2004
                                                                                     (UNAUDITED)
                                                                -----------------   -------------
ASSETS
         Cash and cash equivalents                                $  3,179,000      $  4,705,000
         Short-term investments                                      3,339,000         2,881,000
         Accounts receivable                                         2,204,000         2,498,000
         Unbilled receivables                                             --             983,000
         Inventory                                                     676,000         1,242,000
         Investment in sales type leases                                37,000            38,000
         Interest receivable                                            75,000            73,000
         Officer loan                                                   10,000            10,000
         Prepaid expenses and other current assets                     129,000            30,000
                                                                  ------------      ------------
                  Total current assets                               9,649,000        12,460,000
Long-term investments                                                2,100,000         1,815,000
Fixed assets, net                                                      845,000           905,000
Investment in sales type leases                                         73,000            54,000
Officer loan                                                            31,000            26,000
Deferred contract costs                                                675,000           670,000
Other assets                                                            97,000            86,000
                                                                  ------------      ------------

                                                                  $ 13,470,000      $ 16,016,000
                                                                  ============      ============

LIABILITIES

         Accounts payable and accrued expenses                    $  1,055,000      $  1,645,000
         Long term debt - current portion                              188,000           193,000
         Line of credit                                                137,000           137,000
         Deferred revenue                                               89,000            92,000
                                                                  ------------      ------------
                  Total current liabilities                          1,469,000         2,066,000
Long term debt                                                         648,000           550,000
Deferred revenue                                                       285,000           239,000
Deferred rent                                                           89,000           100,000
                                                                  ------------      ------------

                                                                     2,491,000         2,956,000
                                                                  ------------      ------------

STOCKHOLDERS' EQUITY

Preferred stock; authorized 5,000,000 shares, $.01 par value;
none issued Common stock; authorized 15,000,000 shares,
$.01 par value; issued and outstanding 7,097,000 shares and
7,595,000 shares                                                        71,000            76,000
Additional paid-in capital                                          22,804,000        24,545,000
Treasury stock; 40,000 shares at cost                                 (113,000)         (113,000)
Accumulated deficit                                                (11,783,000)      (11,448,000)
                                                                  ------------      ------------

                                                                    10,979,000        13,060,000
                                                                  ------------      ------------

                                                                  $ 13,470,000      $ 16,016,000
                                                                  ============      ============

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